UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2017

New Age Beverages Corporation

(State or other jurisdiction of incorporation)

Washington	333-215267	27-2432263
(State or other jurisdiction of incorporation)	(Commission file Number)	(IRS Employer Identification No.)

1700 East 68th Avenue, Denver, CO	80229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 289-8655

____________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

On March 23, 2017, New Age Beverages Corporation, a Washington corporation (“we” or the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) whereby the Company agreed to acquire substantially all of the operating assets of Marley Beverage Company, LLC (“Marley”), which is a company engaged in the development, manufacturing, selling and marketing of nonalcoholic relaxation teas and sparkling waters, and ready to drink coffee drinks (the “Acquisition”). On March 23, 2017, the parties executed the Asset Purchase Agreement for the Acquisition, with the Closing having taken place on June 13, 2017 (the “Closing Date”). The consideration for the Acquisition was amended pursuant to an Amendment to the Asset Purchase Agreement dated June 9, 2017, which is attached as Exhibit 10.2 to this Form 8-K.

Upon the Closing Date, the Company received substantially all of the operating assets of Marley, consisting of inventory, accounts receivable, fixed assets and intellectual property in exchange for a purchase price of 3,000,000 shares of the Company’s common stock, as well as an earn out payment of $1,250,000 in cash if the gross revenues of the Marley business during any trailing twelve calendar month period after the Closing Date are equal to or greater than $15,000,000. The earnout, if applicable, will be paid as $625,000 on or before the 15th day after the end of the first trailing twelve calendar month period in which the earnout condition is satisfied, $312,500 not later than the first anniversary of the initial earnout payment, and $312,500 not later than the second anniversary of the initial earnout payment. The shares of Common Stock issued pursuant to the Acquisition have not been registered, but the holders have piggyback registration rights, as well as demand registration rights, with the demand registration rights beginning twelve months from the Closing Date. The Acquisition was subject to customary closing conditions. A copy of the Asset Purchase Agreement dated March 23, 2017 was filed as Exhibit 10.1 to the Form 8-K filed on March 29, 2017.

The Company intends to file financial statements of Marley in an amendment to this Current Report on Form 8-K no later than 71 days from the Closing Date. The foregoing description of the Acquisition and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement and the amendment thereto and incorporated exhibits, which are filed as Exhibits 10.1 and 10.2 hereto, and which are incorporated herein by reference.

The shares of our Common Stock issued in connection with the Acquisition will not be registered under the Securities Act unless the registration rights agreement provisions are exercised, and have been issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Certificates representing these shares will contain a legend stating the restrictions applicable to such shares.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The securities described above have been issued in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

10.1 Asset Purchase Agreement and Exhibits*

10.2 Amendment to Asset Purchase Agreement

*Previously filed on March 29, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW AGE BEVERAGES CORPORATION

Date: June 13, 2017	By:	/s/ Brent Willis
Brent Willis, Chief Executive Officer